UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mateon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

701 GATEWAY BOULEVARD, SUITE 210

SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 11, 2016

TO OUR STOCKHOLDERS:

The board of directors (the “Board”) of Mateon Therapeutics, Inc. (“Mateon” or the “Company”), a Delaware corporation, has called a special meeting (the “Special Meeting”) of stockholders, to propose a reverse split of our common stock in order to preserve our listing on The NASDAQ Capital Market. This is extremely important for a number of reasons, including, most critically, maintaining liquidity in the trading of our common stock for the benefit of all stockholders. Quite simply, if we do not take this action, then our common stock is likely to be delisted by NASDAQ. We believe there are meaningful benefits to Mateon and you as a shareholder if we are able to remain listed on NASDAQ. The application of the reverse split will not change your percentage ownership of Mateon unless you would hold a fractional share as a result of the reverse split. We intend to repurchase fractional shares resulting from the reverse split at the closing price of our common stock on NASDAQ on the last trading day prior to the effective date of the reverse split. We estimate that there are currently approximately 10,000 holders of our common stock, and that approximately 1,400 to 2,200 shareholders, each holding less than four shares of our common stock, would have their entire interest in the Company repurchased as fractional shares resulting from the reverse split. The repurchase of fractional shares would result in a minor change in the overall issued and outstanding capitalization of the Company, amounting to no more than approximately 0.06% of the Company’s total issued and outstanding shares on an aggregate basis.

As you are aware through our previous communications, NASDAQ requires that the stock price of companies which trade on their systems have a closing bid price of at least $1.00 per share. As you are also aware, our closing stock price has not exceeded $0.90 per share in 2016, and has exceeded $0.80 per share only a few times – well short of the NASDAQ requirement. While we continue to work to build sustainable and long-term value for our business and core development programs, we cannot stake the future listing of the company on the hopes that our stock will trade over the closing bid price requirement within the next two months. Importantly, the reverse split will only be implemented if our common stock remains out of compliance with NASDAQ’s bid price requirements following the special stockholders’ meeting.

The Special Meeting will be held on Friday, November 11, 2016, at 2:00 p.m., local time, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104, for the following purposes:

1. To authorize the filing of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:2 to 1:4, such ratio within that range to be determined by the Board of Directors consistent with the guidelines described in this proxy statement, and the filing of such amendment to be implemented, if at all, not later than November 27, 2016;

2. To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1; and

3. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Board of Directors and I recommend a vote for these proposals. I realize that many of you have held our common stock for some time and have been frustrated with the Company’s perceived lack of progress over the years. I understand and share this frustration, both as a stockholder myself and as a member of the Board beginning in 2007 – when, because I believed so strongly in the potential of our product candidates, I took my Board fees in shares of common stock instead of cash. I too have shared in the frustration of having my share ownership subject to a reverse stock split - twice. Because of my continued belief in the Company’s fundamental technology and prospects, and in order to work directly to turn the Company around, in May 2015, I accepted the challenge to become President and Chief Executive Officer of Mateon, knowing that changing the Company’s direction would take time to accomplish properly – it always does. But, I genuinely believe in the drugs we are developing, and I know from my own years of professional experience how to successfully develop drugs. For some more context, note that over the course of my career, I have reviewed clinical data from hundreds of investigational drugs, and have had the opportunity to evaluate the development of many of them in lieu of taking on those at Mateon. It is in this context that I became CEO at Mateon – not because I thought the process would be quick or easy, but because I truly believe in the significant potential of our vascular disrupting agents to benefit patients’ lives.

The current Board of Directors and I are steadfast in our belief that Mateon’s best days are ahead, and that we are pursuing the best course for the development of our investigational drugs and increasing shareholder value. We are making important progress in all aspects of our business, although, unfortunately, this has not yet been reflected in the price of our stock. Important examples of our progress from the record date of our last shareholder meeting to today include:

•	Published the GOG-0186I study results of CA4P in the Journal of Clinical Oncology

•	Completed analysis and presented important overall survival and progression-free survival data for CA4P in recurrent ovarian cancer patients with measurable disease – currently the most difficult patients to treat and those in greatest need of new treatment options

•	Initiated the FOCUS Study, a phase 2/3 clinical trial of CA4P seeking to demonstrate whether CA4P improves the current standard of care for platinum-resistant ovarian cancer

•	Advanced the PAZOFOS Study into its phase 2 portion

•	Completed the first two dose cohorts in our study of OXi4503 for acute myelogenous leukemia

•	Received orphan drug designation for glioma, a potential new indication for our lead product candidate

•	Changed the company name in order to emphasize differences between the prior OXiGENE focus and that of the newer management team

•	Streamlined our Board of Directors, with two former and long-tenured OXiGENE directors no longer serving in any capacity

As you know, at our last regularly-scheduled annual stockholder meeting, we proposed a reverse split of our common stock which did not receive your approval. We are now nearing the end of the second and final 180-day grace period that is provided under NASDAQ’s listing rules to regain compliance with the bid price requirement. We firmly believe that a reverse stock split and remaining listed on The NASDAQ Capital Market is in all shareholders’ best interests. Therefore, we are again asking for your approval to conduct a reverse split. Importantly, we have made a number of changes to the proposal based on shareholder feedback, including reducing the proposed ratio for the reverse split and committing to not execute the reverse split if in the interim our stock price is sufficient to re-comply with NASDAQ’s listing rules. The following table highlights key features comparing the previous proposal and the current proposal scheduled for vote on November 11, 2016:

	Previous Proposal	This Proposal
Reverse split ratio	1-for-5 to 1-for-10	1-for-2 to 1-for-4

Implementation time	Within six months of vote	Before November 27, 2016 (26 days from vote)

Time from meeting date to NASDAQ grace period expiration	Six months from meeting date	16 days

	Previous Proposal	This Proposal

Target stock price after split	Full board discretion	Range of $2.00 to $3.00 per share

If stock rises over $1.00 before meeting date and company re-complies with NASDAQ requirement	Board discretion to implement reverse split	Board will not implement reverse split

Fractional shares	Round up to next whole share	Company purchases fractional shares

Impact of fractional share treatment	Increase in outstanding shares by approximately 13,000 to 35,000 pre-split shares due to share round-up; no impact on total number of shareholders	Reduce outstanding shares by approximately 4,000 to 15,000 shares due to cash repurchase; reduce total number of shareholders by approximately 1,400 to 2,200 due to cash repurchase

Stock options authorized	Will be reduced based on ratio	Will be reduced based on ratio

Stock options outstanding	Reverse split option shares based on ratio, along with corresponding increase in per share stock option exercise price	Reverse split option shares based on ratio, along with corresponding increase in per share stock option exercise price

Maximum number of authorized stock options per participant	Remain fixed at 500,000	Will be reduced based on ratio

Outstanding warrants to purchase common stock	Reverse split number of shares based on ratio, along with corresponding increase in per share warrant exercise price	Reverse split number of shares based on ratio, along with corresponding increase in per share warrant exercise price

In addition to the reverse stock split, there were other proposals at our annual meeting which did not receive shareholder support, and we are working to address the concerns that were communicated regarding each of these items, as well. For example, with respect to the directors, a majority of votes cast were “withheld” for our then-Chairman of the Board, who has a long affiliation with the Company, including approximately four years as our chief executive officer. As of August 17, 2016, this individual no longer serves as Chairman, has resigned from the Board, and is no longer affiliated with the Company in any capacity.

The Board of Directors and management team at Mateon are working diligently every day to increase shareholder value, but it is important to bear in mind that the development of investigational drugs requires time and persistence. As a management team, we began working for the Company full-time in mid-2015 with the goal of advancing our products as rapidly and cost-effectively as possible, and we remain firmly committed to this endeavor today. We also continue to pursue opportunities for a sale or license agreement with larger, better-financed entities that have interest in our vascular disrupting agents. We understand and have heard your concerns and are working to address them. We believe that we will be best positioned to build a stronger company – for the benefit of you, our shareholders – with a stock that remains listed on The NASDAQ Capital Market.

In closing, please note that we must consider the reverse split now because our stock will be subject to delisting if it does not trade over $1.00 per share for a minimum of ten consecutive trading days before November 28, 2016. To reiterate, I strongly believe that there are meaningful benefits to Mateon and to you as a shareholder if we are able to remain listed on The NASDAQ Capital Market, and this vote represents the last opportunity we have, which is fully under our control, to keep Mateon’s stock listed. Once again, if the reverse split is approved and implemented, every single shareholder in the Company, whether through ownership of common stock, warrants, or options, will participate equally in the effects of the reverse split, except with respect to fractional shares resulting from the reverse split, which would be repurchased for cash at the closing price of our common stock on NASDAQ on the last trading day prior to the effective date of the reverse split. Although approximately 1,400 to 2,200 shareholders (who each hold less than four shares of our common stock) would have their entire interest in the Company repurchased as fractional shares as a result of the reverse split, the repurchase of these fractional shares would result in a minor change in the overall issued and outstanding capitalization of the Company, amounting to no more than approximately 0.06% of the Company’s total issued and outstanding shares on an aggregate basis.

I thank you for your continued support as a shareholder, and I look forward to providing you with updates and additional information as milestones are met.

The Board of Directors has fixed the close of business on September 15, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. You may vote if you were a record holder of Mateon Therapeutics shares at the close of business on this date. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our principal executive offices located at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080.

All stockholders are invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. When you have finished reading the proxy statement, we urge you to vote and to submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

William D. Schwieterman, M.D.
President and Chief Executive Officer

October 3, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2016	2

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	3

PROPOSAL 1: TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:4, SUCH RATIO WITHIN THAT RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS CONSISTENT WITH THE GUIDELINES DESCRIBED IN THIS PROXY STATEMENT, AND THE FILING OF SUCH AMENDMENT TO BE IMPLEMENTED, IF AT ALL, NOT LATER THAN NOVEMBER 27, 2016	7

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

EXPENSES OF SOLICITATION	17

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR FOR THE NEXT ANNUAL MEETING	17

OTHER MATTERS	17

APPENDIX A PROXY CARD	A-1

APPENDIX B CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF MATEON THERAPEUTICS, INC.	B-1

701 GATEWAY BOULEVARD, SUITE 210

SOUTH SAN FRANCISCO, CALIFORNIA 94080

(650) 635-7000

PROXY STATEMENT FOR THE MATEON THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

November 11, 2016

This proxy statement, along with the accompanying notice of the Special Meeting of stockholders (the “Special Meeting”) of Mateon Therapeutics, Inc., contains information about the Special Meeting, including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 2:00 p.m., local time, on Friday, November 11, 2016, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

In this proxy statement, we refer to Mateon Therapeutics, Inc. as “Mateon Therapeutics,” “the Company,” “we,” “our” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Special Meeting.

On or about October 3, 2016, we will begin sending this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 11, 2016

This proxy statement is available for viewing, printing, and downloading at www.proxydocs.com/matn.

Additionally, you can find this proxy statement on the website of the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors & News” section of our website at www.mateon.com. You may also obtain a printed copy of this proxy statement, free of charge, from us by sending a written request to Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080.

The Special Meeting will be held on Friday, November 11, 2016, at 2:00 p.m., local time, at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104. You may attend the Special Meeting and vote in person, although we urge all stockholders to vote prior to the meeting. The Board of Directors would appreciate your prompt vote electronically via the internet, via telephone or via regular mail, and strongly encourages you to vote electronically, if you have that option.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy? You received this proxy statement and the accompanying Notice of Special Meeting of Stockholders because our Board of Directors is soliciting your proxy to vote at the Special Meeting and any adjournments of the Special Meeting. This proxy statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Special Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card, because you owned shares of Mateon Therapeutics common stock on the record date, September 15, 2016. The Company intends to commence distribution of the proxy materials to stockholders on or about October 3, 2016.

Who Can Vote. Record holders of our common stock at the close of business on the record date, September 15, 2016, may vote at the Special Meeting. On September 15, 2016, approximately 42 record holders held 26,544,934 shares of our outstanding common stock. Our common stock is our only outstanding class of voting stock.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes You Have. Each share of our common stock that you own entitles you to one vote.

How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstained with respect to each of the two proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing the ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 10, 2016.

Recommendations of the Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” the approval of the proposed amendment to the Restated Certificate of Incorporation of Mateon Therapeutics, Inc., as amended to date (as amended, the “Charter”), to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:2 to 1:4, such ratio to be determined by the Board of Directors consistent with the guidelines described in this proxy statement (the “Reverse Stock Split”), and the filing of such amendment to be implemented, if at all, not later than November 27, 2016; and

•	“FOR” the adjournment of the Special Meeting, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve the amendment of the Charter to authorize the Reverse Stock Split.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy? If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you submitted a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by delivering a written notice of revocation before the Special Meeting with a date later than your previously delivered proxy card to our principal offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080; or

•	by attending the Special Meeting in person and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

How to Vote if You Receive More Than One Proxy Card. You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How You Can Vote” for each account to ensure that all of your shares are voted.

How Your Shares Will Be Voted if You Do Not Vote. If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How You Can Vote.” If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your unvoted shares on the proposals authorizing the amendment of the Charter to effect the Reverse Stock Split and authorizing the adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes to approve the amendment of the Charter to effect the Reverse Stock Split (Proposals 1 and 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Confidentiality of Votes. We will keep all the proxies, ballots and voting tabulations private. We only let Mediant Communications Inc., our inspector of election (the “Inspector of Election”), RR Donnelley, which is assisting us with our proxy process, AST, our proxy solicitor, Morrow & Co., LLC, and members of the Company’s management team examine these documents unless further disclosure is necessary to meet legal requirements.

Voting in Person. If you plan to attend the Special Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on September 15, 2016, the record date, for determining who is entitled to vote.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Approve an Amendment to the Charter To Effect the Reverse Stock Split	The affirmative vote of a majority of our outstanding common stock is required to approve the amendment of the Charter, and to authorize our Board of Directors, if in their judgment it is necessary, to effect the Reverse Stock Split. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Abstentions and broker non-votes (resulting from a broker choosing not to exercise its authority to vote) will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

Proposal 2: Approve an Adjournment of the Special Meeting to Solicit Additional Proxies if there are not Sufficient Votes to Approve Proposal 1	Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (resulting from a broker choosing not to exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

What Are the Costs of Soliciting these Proxies? We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Morrow & Co., LLC to act as our proxy solicitor in connection with the proposals to be acted upon at the Special Meeting. Pursuant to our agreement with Morrow & Co., LLC, they will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Special Meeting. For these services, we will pay a fee of approximately $7,500 plus expenses.

Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the meeting (in person or by proxy) and abstentions are counted for purposes of determining whether a quorum exists. If a broker has voted on at least one agenda item, then broker non-votes are counted for purposes of determining whether a quorum exists.

Where to Find the Voting Results of the Special Meeting. The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current

Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Householding of Annual Disclosure Documents. Securities and Exchange Commission (“SEC”) rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, AST, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Mateon Therapeutics’ proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Mateon Therapeutics stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Mateon Therapeutics shares are registered in your own name, please contact our transfer agent, AST, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your Mateon Therapeutics shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications. Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card; or

•	following the instructions provided when you vote over the Internet.

Attending the Special Meeting. The Special Meeting will be held at 2:00 p.m., local time, on Friday, November 11, 2016 at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

PROPOSAL 1: TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:4, SUCH RATIO WITHIN THAT RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS CONSISTENT WITH THE GUIDELINES DESCRIBED IN THIS PROXY STATEMENT, AND THE FILING OF SUCH AMENDMENT TO BE IMPLEMENTED, IF AT ALL, NOT LATER THAN NOVEMBER 27, 2016.

General

Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Charter, and thereby authorize the Board of Directors, in their discretion, to effect the Reverse Stock Split no later than November 27, 2016. Holders of our common stock, $0.01 par value per share, are being asked to approve the proposal that Article Fourth of the Charter be amended to effect the Reverse Split (such split to combine a number of outstanding shares of our common stock between two (2) and four (4), such number consisting of only whole shares, into one (1) share of common stock). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt this amendment to our Charter and submit the amendment to stockholders for their approval. The form of amendment to our Charter to effect the Reverse Stock Split is attached as Appendix B to this proxy statement. The amendment will permit the Board of Directors to effect the Reverse Stock Split at any time on or prior to November 27, 2016. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split, if authorized pursuant to this resolution and if determined by the Board of Directors, in their discretion, to be in the best interests of the Company and its stockholders, will be effected, if at all, on or prior to November 27, 2016.

In determining whether to implement the Reverse Stock Split, the Board of Directors has determined that it will not implement the Reverse Stock Split if, at the time of the Board’s consideration, the Company has already regained compliance with the minimum closing bid price requirement of the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). In addition, as guidelines to determine the reverse split ratio to be implemented if the proposal is approved, the Board of Directors will target a stock trading price of $2.00 to $3.00 per share immediately following the reverse split. For example, if the common stock is trading at $0.80 per share immediately before the decision to implement the Reverse Stock Split, the Board of Directors would implement the reverse split at a ratio of 1-for-3, which would result in a trading price immediately following the reverse split of $2.40 per share (pre-split trading price of $0.80 times the reverse split ratio of three (3)).

The proposed amendment to our Charter to effect the Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we have no definitive, specific plans, arrangements or understandings relating to the issuance of a material amount of additional shares of authorized common stock that will become available following the reverse stock split in the near term.

Purpose and Background of the Reverse Stock Split

On December 1, 2015, we received a deficiency letter from The NASDAQ Stock Market LLC indicating that, for the last 30 consecutive business days ended November 30, 2015, the bid price for our common stock had closed below the minimum $1.00 per share required for continued inclusion on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), we were afforded 180 calendar days, or until May 31, 2016, to regain compliance with the minimum bid price requirement. On June 1, 2016, we were provided an additional 180-day compliance period by demonstrating that the Company met the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement), and by providing written notice of our intention to cure the minimum bid price deficiency during this second grace period, including a cure through the implementation of a reverse stock split. If the Company fails to regain compliance during the second grace period, or by November 27, 2016, the Company’s stock will be subject to delisting by NASDAQ. Our common stock will continue to be listed on The NASDAQ Capital Market during this second grace period.

On August 16, 2016, the Board of Directors approved the proposal authorizing the Reverse Stock Split because the Board of Directors believes that effecting the Reverse Stock Split could be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “MATN.” One of the requirements for continued listing on the NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00 per share. On September 15, 2016, the closing market price per share of our common stock was $0.651, as reported by The NASDAQ Capital Market. On December 1, 2015, we received a deficiency letter from The NASDAQ Stock Market LLC indicating that the bid price for our common stock had closed below the minimum $1.00 per share required for continued inclusion on The NASDAQ Capital Market as noted above.

We cannot be sure that our stock price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future, or that we will comply with the other continued listing requirements. If our common stock loses its status on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling your stock could become more difficult and more expensive because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. Also, some broker-dealers may be required to sell shares of our common stock prior to or shortly after the delisting, creating a potential imbalance of shares in the market. Any one or all of these factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing. In addition, if we were to seek additional capital through an equity financing, such delisting from The NASDAQ Capital Market would be very likely to have a significant and detrimental impact on the terms of an equity financing because:

•	there would be fewer institutions that would be able to purchase shares of common stock which are not listed on a recognized national stock exchange;

•	the expected lower trading volume and greater bid/ask spreads would limit the liquidity of our common stock, resulting in the more limited pool of potential investors requiring terms that compensated them for the additional risk and lower liquidity; and

•	we would no longer be required to comply with NASDAQ’s requirements which limit the number of shares that we can privately offer to investors at a discount to the market price of our common stock.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the bid price of our common stock to above $1.00 per share in compliance with The NASDAQ Stock Market requirements.

Based on the mathematics of a reverse split, which result in fewer total shares outstanding for the Company with no other change in capitalization, we expect that the reverse split would result in a stock price change approximately equal to the ratio at which the reverse split is implemented. However, there are risks associated with the Reverse Stock Split, including that any increase in stock price resulting from the effect of the reverse split may not be sustained for any length of time, or at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split and the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on investor perceptions, our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the Reverse Stock Split and the Board of Directors implements the Reverse Stock Split, we will amend the existing provision of our Charter relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by NASDAQ, on the last trading day prior to the Split Effective Date (or if such price is not available, such price determined by the Corporation’s board of directors).”

By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and four (4) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock outstanding following the reverse stock split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are sometimes higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Book-Entry Shares

If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, if you are entitled to post-split shares of our common stock, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the split indicating the number of shares of common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the split. See “Fractional Shares” below for additional information.

Certificated Shares

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company or its exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by NASDAQ, on the last trading day prior to the effective date of the split (or if such price is not available, the price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

Effect on Stock Plans

As of September 15, 2016, options to purchase 4,049,415 shares of common stock are outstanding under the Company’s two equity incentive plans, the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2005 Stock Plan, and 676,366 options remain available for issuance under the 2015 Plan. If the Reverse Stock Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Stock Split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes. For example, if a 1-for-2 reverse stock split is effected, the 676,366 shares that remain available for issuance under the 2015 Plan as of September 15, 2016, would be adjusted to equal approximately 338,183 shares. In addition, the exercise price per share of each outstanding stock option would be increased by a factor of 2 and the number of shares subject to each outstanding stock option would be reduced by 1/2. Following these changes, the aggregate exercise price payable by the optionee to the Company would remain the same and the percentage of the Company that the optionee purchased would remain the same, but the price per share would increase and the number of shares acquired would decrease.

Accounting Matters

The Reverse Stock Split will not affect the stockholders’ equity accounts on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account and the additional paid-in capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors implements, the stated capital component will be reduced to an amount between one-half (1/2) and one-fourth (1/4) of its present amount, and the additional paid-in capital component will be increased by the amount which the stated capital is reduced. The per share net loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All per share amounts for all periods for which we present financial statements will be restated to reflect the Reverse Stock Split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

Each holder of common stock is hereby notified that any discussion of U.S. Federal tax issues in this proxy statement has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein, and each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the Reverse Stock Split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds Company capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the Reverse Stock Split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership (or any equity owner of such other entity) will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-Reverse Stock Split shares is equal to the fair market value of the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split:

•	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split (except to the extent of cash received in lieu of a fractional share).

•	A U.S. holder’s aggregate tax basis in his, her, or its post-Reverse Stock Split shares will be equal to the aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

•	A U.S. holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-Reverse Stock Split shares will be treated as having received the fractional share of post-Reverse Stock Split shares pursuant to the Reverse Stock Split and then as having exchanged the fractional share of post-Reverse Stock Split shares for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-Reverse Stock Split shares is more than one year as of the effective date of the Reverse Stock Split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in Company resulting from the Reverse Stock Split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-Reverse Stock Split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the Reverse Stock Split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the certificate of amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the certificate of amendment, even if the authority to effect this amendment is approved by our stockholders at the Special Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, this proposed amendment if it should so decide, in its discretion, that such action is in the best interests of our stockholders.

Vote Required and Board of Directors’ Recommendation

Approval of the amendment to our Charter to effect the Reverse Stock Split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:4, SUCH RATIO WITHIN THAT RANGE TO BE DETERMINED BY THE BOARD OF DIRECTORS CONSISTENT WITH THE GUIDELINES DESCRIBED IN THIS PROXY STATEMENT, AND THE FILING OF SUCH AMENDMENT TO BE IMPLEMENTED, IF AT ALL, NOT LATER THAN NOVEMBER 27, 2016.

PROPOSAL 2: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our restated certificate of incorporation to effectuate a reverse stock split as described in Proposal 1.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our common stock as of September 15, 2016, for (a) each of our named executive officers listed in our proxy statement for the 2016 annual meeting of stockholders held on June 1, 2016, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 15, 2016 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Ownership determinations are based on 26,544,934 shares of common stock outstanding on September 15, 2016. Unless otherwise indicated, the address of each stockholder is c/o Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080.

	Number of Shares of Mateon Common Stock Beneficially Owned and Nature of Ownership		Percent of Class %
David J. Chaplin	248,768	(1)	*
William D. Schwieterman	140,367	(2)	*
Gerald McMahon	104,592	(3)	*
Matthew M. Loar	96,875	(4)	*
Simon Pedder	19,388	(5)	*
Barbara Riching	—	(6)	*
All current directors and executive officers as a group (5 persons)	609,990	(7)	2.3%

*	Less than 1%.
(1)	Includes 247,762 shares Dr. Chaplin has the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.
(2)	Includes 139,620 shares Dr. Schwieterman has the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.
(3)	Includes 85,981 shares Dr. McMahon has the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.
(4)	Includes 46,875 shares Mr. Loar has the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.
(5)	Represents shares Dr. Pedder has the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.
(6)	Ms. Riching resigned on June 3, 2015. Information as to her ownership of shares is based on the Company’s knowledge as of the date of her departure from employment with the Company. All stock options which had been granted to Ms. Riching have expired.
(7)	Includes 539,626 shares that the current directors and executive officers have the right to acquire currently or within 60 days of September 15, 2016, upon the exercise of options.

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock as of September 15, 2016, was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers, and employees may also solicit proxies by telephone, fax, e-mail or in person, for which they will receive no compensation other than their regular compensation as directors, officers, or employees. As noted above in “What are the Costs of Soliciting These Proxies,” Morrow & Co., LLC has been engaged to act as our proxy solicitor in connection with the proposals to be acted upon at the Special Meeting. For these services, we will pay Morrow & Co., LLC a fee of approximately $7,500 plus expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

FOR THE NEXT ANNUAL MEETING

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act and our By-laws. To be considered for inclusion in the proxy statement relating to our next annual meeting of stockholders to be held in 2017, stockholder proposals and nominations must be received no later than March 11, 2017 and no earlier than February 9, 2017. All stockholder proposals should be marked for the attention of The Secretary, Mateon Therapeutics, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

South San Francisco, CA

October 3, 2016

APPENDIX A

MATEON THERAPEUTICS, INC.

SPECIAL MEETING OF MATEON THERAPEUTICS, INC.

Date:	Friday, November 11, 2016
Time:	2:00 P.M. (Pacific Standard Time)
Place:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 44 Montgomery Street, 36th Floor, San Francisco, California 94104

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposal 1.

1:

To authorize the filing of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio in the range of 1:2 to 1:4, such ratio within that range to be determined by the Board of Directors consistent with the guidelines described in this proxy statement, and the filing of such amendment to be implemented, if at all, not later than November 27, 2016.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2:	To approve the adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

A-1

MATEON THERAPEUTICS, INC.

Special Meeting of Mateon Therapeutics, Inc.

to be held on Friday, November 11, 2016

for Holders as of September 15, 2016

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/matn	866-250-6197

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Matthew M. Loar and a representative of Mediant Communications Inc., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mateon Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEM 1 AND ITEM 2.

All votes must be received by 11:59 P.M., Eastern Time, November 10, 2016.

PROXY TABULATOR FOR MATEON THERAPEUTICS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

APPENDIX B

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

MATEON THERAPEUTICS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Mateon Therapeutics, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Section A of Article Fourth in its entirety and by substituting in lieu of the following:

“A.   Designation and Number of Shares.

The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Eighty Five Million (85,000,000) shares, of which Seventy Million (70,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share. Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported by NASDAQ, on the last trading day prior to the Split Effective Date (or if such price is not available, such price determined by the Corporation’s board of directors).”

THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this          day of                     , 2016.

Mateon Therapeutics, Inc.

By:
William D. Schwieterman
Chief Executive Officer

*	By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and four (4) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio.

B-1